EXHIBITS 5.2 AND 23.3

Law Offices of Jason H Scott
4691 Torrey Circle
San Diego, CA 92130
Phone: 760.637.5685

LAW OFFICES OF JASON H SCOTT

Jason Scott
*
jason@shareaway.com

December 12, 2018

Board of Directors
Level Brands, Inc.
4521 Sharon Road
Suite 450
Charlotte, NC 28211

Level Brands, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as special counsel to Level Brands, Inc., a North Carolina corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on or about the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offer and sale of up to $100,000,000.00 in the aggregate offering price of securities that may be offered from time to time by the Company in one or more offerings of (i) shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company's preferred stock, par value $0.001 per share (the “Preferred Stock”) (iii) warrants to purchase Common Stock and/or Preferred stock (the “Warrants”) or (iv) or units of these securities (the “Units”) and collectively with the Common Stock, Preferred Stock and Warrants, the “Securities”). The Securities are described in the Registration Statement. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, I have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC); and

* Licensed to practice in North Carolina and New York only

(b) the prospectus contained in the Registration Statement (the “Prospectus”).

In addition I have examined and relied upon the following:

(i)
true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”);

(ii)
the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the issuance of the Securities by the Company subject to (1) in the case of each issuance of Securities, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors, an authorized committee or authorized officers (the “Authorizing Resolutions”) with respect to such Securities and (2) the other qualifications set forth therein; and

(iii)
originals, or copies identified to my satisfaction as being true copies, of such other records, documents and instruments as I have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the internal laws of the State of North Carolina and the North Carolina Business Corporation Act.

Assumptions Underlying Opinions

For all purposes of the opinions expressed herein, I have assumed, without independent investigation, the following:

[a]
Factual Matters. To the extent that I have reviewed and relied upon certificates of the Company or authorized representatives thereof, all of such certificates, representations and assurances are accurate with regard to factual matters.

[b]
Signatures. The signatures of individuals who have signed or will sign the Registration Statement are genuine and authorized.

[c]
Authentic and Conforming Documents. All documents submitted to me as originals are authentic, complete and accurate, and all documents submitted to me as copies conform to authentic original documents.

 [d]
Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, I am of the opinion that:

1.                Organizational Status. The Company is a validly existing corporation under the laws of the State of North Carolina, and is in good standing under such laws.

2.                Power and Authority. The Company has the corporate power and authority to issue the Securities.

3.                Common Stock. With respect to any Common Stock, when (i) Authorizing Resolutions with respect to such Common Stock have been adopted, (ii) the terms for the issuance and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (iii) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (vi) certificates in the form required under the laws of the State of North Carolina representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the State of North Carolina have been made in the share register of the Company, if such Common Stock is not represented by certificates, such Common Stock will be validly issued, fully paid and non-assessable.

4.                Preferred Stock. With respect to any Preferred Stock of any series, when (i) Authorizing Resolutions with respect to such Preferred Stock have been adopted, (ii) the terms of such series of Preferred Stock and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (vi) Articles of Amendment with respect to such series of Preferred Stock have been duly filed with the North Carolina Secretary of State and (vii) certificates in the form required under the laws of the State of North Carolina representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, or book-entry notations in the form required under the laws of the State of North Carolina have been made in the share register of the Company, if such Preferred Stock is not represented by certificates, such Preferred Stock of such series will be validly issued, fully paid and non-assessable.

5.                Warrants. With respect to any Warrants, when (i) Authorizing Resolutions with respect to the Warrants have been adopted, (ii) the terms of such Warrants and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant agreement, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms

Matters Excluded from Opinions

I express no opinion with respect to the following matters:

(a)
Indemnification and Change of Control. The enforceability of any agreement of the Company as may be included in the terms of the Preferred Stock relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b)
Certain Law. The following state laws, and regulations promulgated thereunder, and the effect of such laws and regulations, on the opinions expressed herein: securities (including Blue Sky laws).

(c)
Remedies. The enforceability of any provision to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)
Applicable Law. The opinions are limited to the Applicable Law, and I do not express any opinion concerning any other law.

(b)
Bankruptcy. The opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)
Equitable Principles. The opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d)
Unenforceability of Certain Provisions. Provisions contained in the Securities which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Securities invalid as a whole.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. The opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. I undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to my office in the Prospectus under the caption “Legal Matters.” In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Jason H. Scott